Wingstop Increases Size of Recently Announced Securitized Financing Facility

DALLAS, October 8, 2020 /PRNewswire/ -- Wingstop Inc. (“Wingstop” or the “Company”) (NASDAQ: WING) is providing an update to its October 5, 2020 announcement of its intent to refinance its existing securitized financing facility. Today the Company announced an increase in the size of the senior term notes (the “Notes”) offering from $400 million to approximately $480 million. This is in conjunction with the Company’s intention to refinance its existing securitized financing facility with a new securitized financing facility, now expected to consist of approximately $480 million of senior term notes and $50 million of senior variable funding notes.

As of September 26, 2020, the outstanding balance of the Company’s securitized financing facility was approximately $317 million of senior term notes and $16 million of senior variable funding notes. As previously stated, the Company intends to use the net proceeds from the sale of the Notes to repay its existing securitized financing indebtedness and pay transaction costs associated with the refinancing, strengthen the Company’s liquidity position, and for general corporate purposes which, with this increased offering size, may include a return of capital to shareholders.

The refinancing transaction is subject to market and other conditions and is anticipated to close in the fourth quarter of 2020. There can be no assurance regarding the timing of the refinancing transaction, the interest rate at which the Company's existing securitized financing indebtedness would be refinanced, or that the refinancing transaction will be completed.

This press release does not constitute an offer to sell or the solicitation of an offer to buy the Notes or any other security. The Notes are expected to be offered pursuant to an exemption from the registration requirements of the Securities Act of 1933 (the "Securities Act") and applicable state securities laws and accordingly have not been, and will not be, registered under the Securities Act, or any state securities laws, and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act and applicable state securities laws. This press release is being issued pursuant to and in accordance with Rule 135c under the Securities Act.

About Wingstop

Founded in 1994 and headquartered in Dallas, TX, Wingstop Inc. (NASDAQ: WING) operates and franchises over 1,450 locations worldwide. The Wing Experts are dedicated to Serving the World Flavor through an unparalleled guest experience and offering of classic wings, boneless wings and tenders, always cooked to order and hand-sauced-and-tossed in fans’ choice of 11 bold, distinctive flavors. Wingstop’s menu also features signature sides including fresh-cut, seasoned fries and freshly-made ranch and bleu cheese dips.

In 2019, Wingstop’s system-wide sales increased 20.1% year-over-year to $1.5 billion, marking the 16th consecutive year of same store sales growth, and Wingstop achieved over 400% shareholder return since its 2015 initial public offering. With a vision of becoming a Top 10 Global Restaurant Brand, its system is comprised of independent franchisees, or brand partners, who account for more than 98% of Wingstop’s total restaurant count of 1,479 as of September 26, 2020. In February 2019, the Company launched its new tagline and creative campaign “Where Flavor Gets Its Wings” and continued the rollout of national delivery. During the fiscal quarter ended

September 26, 2020, Wingstop generated 62.0% of sales via digital channels including Wingstop.com and the Wingstop app. The Company has been ranked on Franchise Business Review’s “Top 30 Food and Beverage Franchises” (2019), Fast Casual’s “Movers & Shakers” (2019), QSR Magazine’s “The Industry’s 9 Best Franchise Deals” (2019) and “The QSR Top 50” (2019) for limited-service restaurants in the U.S.

For more information visit www.wingstop.com or www.wingstop.com/own-a-wingstop and follow @Wingstop on Twitter and Instagram and at Facebook.com/Wingstop. Learn more about Wingstop’s involvement in its local communities at www.wingstopcharities.org.

Forward-Looking Statements

Certain statements contained in this press release, as well as other information provided from time to time by Wingstop Inc. or its employees, may contain forward-looking statements that involve risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements. You can identify forward-looking statements by the fact that they do not relate strictly to historical or current facts. These statements may include words such as “intention,” “intend,” “expect,” “expected,” “will,” “would be,” and other words and terms of similar meaning in connection with any discussion of the timing or nature of our financing activities. Any such forward-looking statements are not guarantees of performance or results and involve risks, uncertainties (some of which are beyond the Company’s control), and assumptions. Although we believe any forward-looking statements are based on reasonable assumptions, you should be aware that many factors could affect actual financial results and outcomes and cause them to differ materially from those anticipated in any forward-looking statements. Please refer to the risk factors discussed in our Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, which can be found at the SEC’s website www.sec.gov. The discussion of these risks is specifically incorporated by reference into this press release.

Any forward-looking statement made by Wingstop Inc. in this press release speaks only as of the date on which it is made. We undertake no obligation to update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law.

Media Contact
Megan Sprague
972-331-9155
media@wingstop.com

Investor Contact
Alex Kaleida and Susana Arevalo
972-331-8484
IR@wingstop.com